EXHIBIT 99.1

SigmaTron International, Inc. Reports Financial Results For First Quarter Fiscal 2024

ELK GROVE VILLAGE, Ill., Sept. 11, 2023 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company (the “Company”), today reported revenues and earnings for the fiscal quarter ended July 31, 2023.

Revenues from continuing operations decreased $7.1 million, or 7 percent, to $98.1 million in the first quarter of fiscal 2024, compared to $105.2 million for the same quarter in the prior year. Net income from continuing operations for the first quarter ended July 31, 2023, was $0.3 million, compared to net income of $3.1 million for the same quarter in the prior year. Diluted income per share from continuing operations for the quarter ended July 31, 2023 was $0.04, compared to $0.50 income per share for the same quarter in the prior year.

As previously reported, the Company sold a majority position of its wholly owned subsidiary, Wagz, Inc. (“Wagz”), effective April 1, 2023. As a result, the Company has reported results from Wagz for fiscal 2023 as discontinued operations. For the first quarter ended July 31, 2022, net loss from discontinued operations was $1.7 million. Diluted net loss per share from discontinued operations for the first quarter ended July 31, 2022 was $0.28.

Commenting on SigmaTron’s first quarter fiscal 2024 results, Gary R. Fairhead, Chief Executive Officer, and Chairman of the Board, said, “I’m disappointed to report what is essentially a breakeven quarter to begin our fiscal 2024. Our pre-tax profit was $107,964 for the quarter. As mentioned in our fiscal year-end press release, there was a significant amount of uncertainty with the general economy and our customers. It appears that the effort by the Federal Reserve to slow inflation has weakened the economy which has resulted in lower demand from some of our customers. We have certain customers whose demand remains quite strong and others who have experienced short-term softness. I’m expecting this uncertainty to continue through calendar year-end as those customers are indicating to us that they view this softness as a short-term condition and expect their requirements to pick up by year-end.

“While disappointing, we remain enthusiastic about the long-term prospects for our customers. We have several customers that participate in the infrastructure programs coming out of Washington D.C. and we have others in markets where they have a strong position and forecast future upside. Couple this with several new opportunities and we think that we can generate later this fiscal year, the revenue levels we have recently reported in the preceding fiscal year.

“The electronic component marketplace has modestly improved with the slowing of the economy. That’s encouraging from a supply chain perspective and should allow us to continue our focus on reducing inventory. That remains one of our important objectives during fiscal 2024. The geopolitical situation, specifically in Asia remains uncertain and may have an impact of how this fiscal year will proceed. The trade war with China does not seem to have any short-term solution so our focus remains working on Chinese domestic opportunities and other opportunities outside of sales directly to the United States. Regardless we will continue to grow our business while utilizing our experienced employees and our desirable footprint.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in one reportable segment as an independent provider of electronic manufacturing services (“EMS”). The EMS segment includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. The Company and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China; and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center in Taipei, Taiwan. The Company also provides design services in Elgin, Illinois, U.S.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the risks inherent in any merger, acquisition or business combination, including the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collectability of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the impact acts of war may have to the supply chain; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the costs of borrowing under the Company’s senior and subordinated credit facilities, including under the rate indices that replaced LIBOR; increasing interest rates; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; public health crises, including COVID-19 and variants; the continued availability of scarce raw materials, exacerbated by global supply chain disruptions, necessary for the manufacture of products by the Company; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; global business disruption caused by the Russian invasion of Ukraine and related sanctions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
James J. Reiman
1-800-700-9095

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	July 31,	July 31,
	2023	2022

Net sales	98,130,356	105,189,979

Cost of products sold	88,479,136	93,612,759

Gross profit	9,651,220	11,577,220

Selling and administrative expenses	6,842,805	6,529,842

Operating income	2,808,415	5,047,378

Other expense	(2,700,451)	(917,742)

Income before income tax	107,964	4,129,636

Income tax benefit (expense)	154,135	(1,008,296)

Net income from continuing operations	$262,099	$3,121,340

Discontinued operations:
Loss before tax from discontinued operations	-	(2,223,561)
Tax benefit from discontinued operations	-	478,896

Net loss from discontinued operations	-	(1,744,665)

Net income	$262,099	$1,376,675

Net income (loss) per common share - basic
Net income per common share - basic from continuing operations	0.04	0.52
Net loss per common share - basic from discontinued operations	-	(0.29)

Net income per common share - basic	$0.04	$0.23

Net income (loss) per common share - diluted
Net income per common share - diluted from continuing operations	0.04	0.50
Net loss per common share - diluted from discontinued operations	-	(0.28)

Net income per common share - diluted	$0.04	$0.22

Weighted average number of common equivalent
shares outstanding - assuming dilution	6,100,284	6,191,395

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
	2023	2023

Assets:

Current assets	212,583,718	220,466,442

Machinery and equipment-net	35,903,317	35,788,357

Deferred income taxes	2,460,689	2,640,902
Intangibles	1,227,615	1,311,030
Other assets	7,659,769	8,420,468

Total assets	$259,835,108	$268,627,199

Liabilities and stockholders' equity:

Current liabilities	143,460,398	152,308,599

Long-term obligations	47,836,767	48,227,573

Stockholders' equity	68,537,943	68,091,027

Total liabilities and stockholders' equity	$259,835,108	$268,627,199